November 6, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549

Re:       World InterNetWorks, Inc.
          Commission File Number:  033-05844-NY

We were previously the independent accountants for the Company and on May 31, 2001, we reported on the financial statements of the Company for the years ended February 28, 2001 and February 29, 2000.

We have read item 4 of the Current Report on Form 8-K/A of World InterNetWorks, Inc. dated July 5, 2001 and we agree with the statements contained therein as they related to our firm.

Very truly yours,



/s/ HJ & Associates, LLC
------------------------
    HJ & Associates, LLC
    Certified Public Accountants